Exhibit 99.1

eFunds Corporation Reports Fourth Quarter and Full-Year 2006
Results
Full-year Net Revenues up 10% over 2005
Full-year Operating Margins Expanded to 15% versus 13% in 2005

Scottsdale, ARIZ., Feb. 21, 2007 — eFunds Corporation (NYSE: EFD), the Company that delivers innovative payment processing and information intelligence solutions, today reported net revenue of $141 million for the quarter ended December 31, 2006. This amount represents an increase of 2% over revenue of $138 million reported in the fourth quarter of 2005. Reported operating income increased 70% to $31 million, or 22% of net revenue, compared to $18 million, or 13% of net revenue, reported in the prior year quarter. Fourth quarter net income increased 72% to $20 million, or $0.41 per diluted share, compared to $11 million, or $0.24 per diluted share, reported in the fourth quarter of 2005.

For the year ended December 31, 2006, the Company reported net revenue of $552 million, an increase of 10% compared to net revenue of $502 million reported in 2005. Reported operating income for the full year 2006 was $83 million, or 15% of net revenue, compared to $67 million, or 13% of net revenue reported in the prior year. Net income for the year ended December 31, 2006 was $55 million, or $1.15 per diluted share, compared to net income of $50 million, or $1.06 per diluted share, report in 2005.

“In 2006, we continued to focus on transforming eFunds into a global, customer-centric, innovative solutions company. This focus included improving our financial and operational performance, realigning our organizational structure including the recruitment of certain key executives, investing in our technical infrastructure and product development, and integrating our 2005 acquisition of WildCard Systems. We believe we have made significant progress over the course of the year towards building a strong platform for continued growth in 2007 and beyond,” stated Paul Walsh, Chairman and CEO.

Forward Looking Statements
The Company reported that it expects full-year net revenues in 2007 to be between $591 million and $613 million, an increase of 7% — 11% over net revenue reported in 2006. Diluted earnings per share in 2007 are expected to be between $1.30 and $1.42, reflecting an increase of 13% — 23% over the diluted earnings per share of $1.15 reported in 2006.

The foregoing expectations reflect the following assumptions:

•	An effective tax rate of approximately 35 percent for 2007;

•	Cash outlays for capital expenditures and product development activities will be somewhat higher than the amounts disbursed in 2006.

Conference Call
eFunds will hold a one-hour conference call today at 10:00 a.m. EST to discuss the Company’s quarterly and year-to-date financial performance. To listen to the conference call, dial 800-399-5351 (International callers dial 706-643-1939) and provide the operator with the Conference ID number 7297261. The call will also be broadcast on the Company’s Web site at www.efunds.com under the “Investor Relations” tab. Interested parties are encouraged to click on the web cast link 10 to 15 minutes prior to the start of the conference call.

Replay Information
A replay of the conference call will be available beginning two hours after the call’s completion and will play through 11:59 p.m. ET on Mar. 7, 2007. You may access the replay by dialing 800-642-1687 (international callers dial 706-645-9291) and entering the Conference ID number 7297261. Additionally, a replay of the conference call will be available via the eFunds Web site at www.efunds.com.

About eFunds
With more than 30 years of payment processing and information intelligence expertise, eFunds delivers flexible, innovative solutions to the world’s leading businesses. Leveraging mission-critical business insight, we enable financial services companies, retailers and government organizations to grow their businesses while reducing transaction and infrastructure costs, detecting potential fraud and building long-term customer value. Our flexible delivery model means solutions can be run in-house, outsourced or anything in between, helping customers balance the need for control with operational efficiency and low cost of ownership. From the point of account opening to the settlement of every transaction – debit, credit, or prepaid – eFunds helps businesses win more of the right customers, serve them more efficiently and keep them. www.efunds.com

Statements made in this release concerning the Company’s or management’s intentions, expectations, or predictions about future results or events are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are necessarily subject to risks and uncertainties that could cause actual results to vary from stated expectations and such variations could be material and adverse. Factors that could result in such a variation include, but are not limited to, the inherent unreliability of earnings and revenue growth predictions due to numerous factors, including many beyond the Company’s control, potential difficulties, delays and unanticipated expenses inherent in the development and marketing of new products and services, competitive factors, the unpredictability of merger and acquisition activity, and the numerous risks and potential additional costs, disruptions and delays associated with the establishment of new business initiatives. Additional information concerning these and other factors that could cause actual results to differ materially from the Company’s current expectations is contained in the Company’s Annual Report on Form 10-K for the period ending December 31, 2005 and its subsequent reports on Form 10-Q.

EFUNDS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended December 31,
	2006		2005
(in thousands, except per share amounts)			(revised)
Net revenue	$140,911	100.0%	$138,026	100.0%

Operating expenses
Processing, communication and service costs	35,114	24.9%	31,748	23.0%
Employee costs	45,413	32.2%	57,647	41.8%
Depreciation and amortization	12,227	8.7%	11,741	8.5%
Other operating costs	17,138	12.2%	18,655	13.5%

Total operating expenses	109,892	78.0%	119,791	86.8%

Income from operations	31,019	22.0%	18,235	13.2%
Interest expense	(1,736)	-1.2%	(1,918)	-1.4%
Other income — net	832	0.6%	894	0.6%

Income before income taxes	30,115	21.4%	17,211	12.5%
Provision for income taxes	(10,540)	-7.5%	(5,851)	-4.2%

Net income	$19,575	13.9%	$11,360	8.2%

Shares outstanding
Basic	46,860		45,757

Diluted	47,759		47,122

Earnings per share
Basic	$0.42		$0.25

Diluted	$0.41		$0.24

EFUNDS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

	Twelve Months Ended December 31,
	2006		2005
(in thousands, except per share amounts)			(revised)
Net revenue	$552,414	100.0%	$501,708	100.0%

Operating expenses
Processing, communication and service costs	138,156	25.0%	120,396	24.0%
Employee costs	214,697	38.9%	215,625	43.0%
Depreciation and amortization	47,732	8.6%	39,782	7.9%
Other operating costs	68,588	12.4%	58,584	11.7%

Total operating expenses	469,173	84.9%	434,387	86.6%

Income from operations	83,241	15.1%	67,321	13.4%
Interest expense	(6,449)	-1.2%	(4,258)	-0.8%
Other income — net	3,586	0.6%	4,680	0.9%

Income before income taxes	80,378	14.6%	67,743	13.5%
Provision for income taxes	(25,832)	-4.7%	(17,331)	-3.5%

Net income	$54,546	9.9%	$50,412	10.0%

Shares outstanding
Basic	46,561		46,508

Diluted	47,420		47,755

Earnings per share
Basic	$1.17		$1.08

Diluted	$1.15		$1.06

EFUNDS CORPORATION
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2006	2005
(in thousands)		(revised)
Current assets:
Cash and cash equivalents	$126,740	$85,987
Short term investments	7,000	—
Restricted cash	3,730	28,183
Settlement assets	58,328	28,438
Accounts receivable — net	107,188	96,115
Deferred income taxes	12,781	27,422
Prepaid expenses and other current assets	26,115	18,341

Total current assets	341,882	284,486
Property and equipment — net	60,145	63,721
Intangibles-net	395,785	398,337
Other non-current assets	26,726	17,638

Total assets	$824,538	$764,182

Current liabilities:
Accounts payable	$24,021	$23,902
Settlement liabilities	54,792	28,519
Accrued liabilities	50,577	56,011
Acquisition Holdbacks	6,053	25,052
Deferred revenue and gains	22,052	23,978
Long-term debt due within one year	4,438	5,030

Total current liabilities	161,933	162,492
Long-term deferred gains	18,078	27,637
Long-term debt	102,656	106,973
Other long-term liabilities	7,345	15,481

Total liabilities	290,012	312,583

Stockholders’ equity:
Common stock	517	505
Additional paid-in capital	524,980	498,939
Treasury stock at cost	(100,000)	(100,000)
Retained earnings	105,690	51,144
Accumulated other comprehensive income	3,339	1,011

Stockholders’ equity	534,526	451,599

Total liabilities and stockholders’ equity	$824,538	$764,182

EFUNDS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended
	December 31,
	2006	2005
(in thousands)		(revised)
Cash flows from operating activities:
Net income	$54,546	$50,412
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	17,348	16,241
Amortization	30,384	23,541
Stock-based compensation	9,140	9,768
Excess tax benefit from share-based compensation	(2,288)	(1,771)
Deferred income taxes	18,436	5,089
Other – net	294	(206)
Changes in assets and liabilities
Restricted cash	1,956	3,289
Accounts receivable	(11,267)	(8,572)
Accounts payable	110	(10,329)
Accrued contract losses	—	(1,162)
Deferred revenue gains	(11,218)	(9,267)
Accrued compensation and employee benefits	(14,605)	487
Income taxes receivable/payable	3,933	(26,363)
Other assets and liabilities	(21,685)	(8,514)

Net cash provided by operating activities	75,084	42,643

Cash flows from investing activities:
Capital expenditures	(36,734)	(29,406)
Acquisitions	—	(288,039)
Purchases of short-term investments	(24,600)	(98,925)
Proceeds from sale of short-term investments	17,600	187,065
Proceeds from dispositions	2,356	—
Other – net	(6,332)	(7,095)

Net cash used in investing activities	(47,710)	(236,400)

Cash flows from financing activities:
Purchase of common stock	—	(100,000)
Issuance of common stock	15,907	14,999
Excess tax benefit from share-based compensation	2,288	1,771
Proceeds on long-term debt	92,062	295,110
Payments on long-term debt	(96,990)	(206,265)
Other	112	(348)

Net cash provided by financing activities	13,379	5,267

Net increase (decrease) in cash and cash equivalents	40,753	(188,490)
Cash and cash equivalents at beginning of period	85,987	274,477

Cash and cash equivalents at end of period	$126,740	$85,987

EFUNDS CORPORATION
SEGMENT SUMMARY DATA

	Three Months Ended
	December 31,		Change
	2006	2005	$	%
(in thousands)		(revised)
Net revenue:
US Payments	$75,359	$77,316	(1,957)	-3%
US Risk Management	44,600	44,035	565	1%
International	20,952	16,675	4,277	26%

Total net revenue	140,911	138,026	2,885	2%

Operating expenses:
Processing, employee and other costs -
US Payments	55,335	62,812	(7,477)	-12%
US Risk Management	24,910	29,113	(4,203)	-14%
International	17,149	13,714	3,435	25%

Total processing, employee and other costs	97,394	105,639	(8,245)	-8%

Allocated overhead -
US Payments	3,295	4,130	(835)	-20%
US Risk Management	2,993	3,278	(285)	-9%
International	2,041	1,885	156	8%
Corporate	4,169	4,859	(690)	-14%

Total allocated overhead	12,498	14,152	(1,654)	-12%

Income (loss) from operations:
US Payments	16,729	10,374	6,355	61%
US Risk Management	16,697	11,644	5,053	43%
International	1,762	1,076	686	64%
Corporate	(4,169)	(4,859)	690	14%

Total income from operations	$31,019	$18,235	12,784	70%

EFUNDS CORPORATION
SEGMENT SUMMARY DATA

	Twelve Months Ended
	December 31,		Change
	2006	2005	$	%
(in thousands)		(revised)
Net revenue:
US Payments	$292,453	$260,661	$31,792	12%
US Risk Management	189,104	188,601	503	—
International	70,857	52,446	18,411	35%

Total net revenue	552,414	501,708	50,706	10%

Operating expenses:
Processing, employee and other costs -
US Payments	240,530	207,311	33,219	16%
US Risk Management	107,186	121,210	(14,024)	-12%
International	65,243	50,586	14,657	29%

Total processing, employee and other costs	412,959	379,107	33,852	9%

Allocated overhead -
US Payments	14,266	16,207	(1,941)	-12%
US Risk Management	13,883	12,921	962	7%
International	8,487	5,945	2,542	43%
Corporate	19,578	20,207	(629)	-3%

Total allocated overhead	56,214	55,280	934	2%

Income (loss) from operations:
US Payments	37,657	37,143	514	1%
US Risk Management	68,035	54,470	13,565	25%
International	(2,873)	(4,085)	1,212	30%
Corporate	(19,578)	(20,207)	629	3%

Total income from operations	$83,241	$67,321	$15,920	24%

EFUNDS CORPORATION
SUPPLEMENTAL REVENUE DATA

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2006	2005	% Change	2006	2005	% Change
(in millions)
US Payments
EFT processing	$39.4	$33.3	18%	$147.9	$125.1	18%
Prepaid solutions	21.7	25.2	-14%	85.1	45.0	89%
Government	10.6	10.5	1%	41.2	48.3	-15%
Software sales	2.2	2.9	-24%	9.5	9.1	4%
IT services	—	4.3	-100%	5.1	29.0	-82%
ATM managed services	1.5	1.1	36%	3.7	4.2	-12%

	$75.4	$77.3	-2%	$292.5	$260.7	12%

US Risk Management
Financial institution products	$35.3	$33.3	6%	$149.4	$136.7	9%
Retail products	5.0	4.8	4%	19.3	20.9	-8%
BPO	4.3	5.9	-27%	20.4	31.0	-34%

	$44.6	$44.0	1%	$189.1	$188.6	—

International
Software sales	$10.9	$7.8	40%	$33.8	$26.1	30%
BPO	7.1	7.8	-9%	29.4	24.6	20%
EFT processing	2.9	1.1	*	7.6	1.7	*

	$20.9	$16.7	25%	$70.8	$52.4	35%

* Represents an increase or decrease in excess of 100%